Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP Troutman Pepper Building, 1001 Haxall Point Richmond, VA 23219 troutman.com

September 25, 2024

New Jersey Resources Corporation
1415 Wyckoff Road
Wall, New Jersey 07719

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to New Jersey Resources Corporation, a New Jersey corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3ASR (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to up to 8,000,000 shares (the “Shares”) of common stock of the Company, par value $2.50 per share (the “Common Stock”), to be issued pursuant to the Company’s Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the registration of the Shares, and (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof (the “Prospectus”).

For purposes of the opinions expressed below, we have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

New Jersey Resources Corporation September 25, 2024 Page 2

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

We have assumed that (i) the Company is, as of the date hereof, and will continue to be, validly existing and in good standing under the laws of the State of New Jersey, and has, and will continue to have, all requisite power and authority to enable it to execute, deliver and perform its obligations with respect to the relevant Shares and the related documents, and (ii) the Registration Statement and any amendment thereto will have become effective under the Securities Act (and will remain effective under the Securities Act at the time of issuance of the Shares thereunder).

This opinion is based as to matters of law solely on the federal laws of the United States of America and the New Jersey Business Corporation Act of the State of New Jersey, and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, New Jersey), municipal law or the laws of any local agencies within any state (including, without limitation, New Jersey). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the Shares have been duly authorized and, when such Shares have been issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other persons, firm or entity for any purpose, without our prior written consent.

Very truly yours, /s/ Troutman Pepper Hamilton Sanders LLP Troutman Pepper Hamilton Sanders LLP